SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 17, 2007

NORTHWEST BIOTHERAPEUTICS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-33393	94-3306718
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
18701 120th Avenue NE, Suite 101, Bothell, WA 98011
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (425) 608-3000

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On May 17, 2007 Northwest Biotherapeutics, Inc. (the “Company”) entered into a Services Agreement (“Agreement”) with Cognate BioServices, Inc. (“Cognate”), pursuant to which Cognate will continue to provide certain consulting and manufacturing services to the Company for its DCVax®-Brain Phase II clinical trial. The majority of the issued and outstanding voting securities of both the Company and Cognate is held by Toucan Capital Fund II, L.P. (“Toucan”). The Agreement requires the Company to make monthly payments to Cognate within 15 days of its receipt of Cognate’s invoices for services performed during each preceding month. The foregoing description of the Agreement is subject to the detailed provisions of the Agreement which is set forth as Exhibit 10.1 to this Current Report on Form 8-k.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 17, 2007 Alton L. Boynton, Ph.D. (age 62) was appointed to serve as the Chief Executive Officer of Northwest Biotherapeutics, Inc. Dr. Boynton co-founded the Company, has served as Secretary since August 2001, has served as our Executive Vice President since July 2000, has served as our Chief Scientific Officer and a director since our inception in 1998, was appointed our Chief Operating Officer in August 2001, and was appointed President in May 2003. Dr. Boynton has also served as Director of the Department of Molecular Medicine of Northwest Hospital from 1995-2003 where he coordinated the establishment of a program centered on carcinogenesis. Prior to moving to Seattle, Dr. Boynton was Associate Director of the Cancer Research Center of Hawaii, The University of Hawaii, where he also held the positions of Director of Molecular Oncology of the Cancer Research Center and Professor of Genetics and Molecular Biology. Dr. Boynton received his Ph.D. in Radiation Biology from the University of Iowa in 1972.
     On May 17, 2007 Jim D. Johnston (age 47) was appointed to serve as a director of the Company until the Company’s 2008 Annual Meeting and until his successor is elected and qualified. Mr. Johnston has owned and operated a law firm located in Bellevue, Washington since October 2002. Prior to that he served as a partner in the corporate finance group with Lane Powell LLC in Seattle, Washington. Mr. Johnston received a J.D. from Seattle University in 1990 and an MST from Golden Gate University in 1987. Mr. Johnston has been the Company’s General Counsel and Chief Financial Officer since March 1, 2007.
     On May 17, 2007 Linda F. Powers (age 51) was appointed to serve as a director of the Company until the Company’s 2009 Annual Meeting and until her successor is elected and qualified. Ms. Powers was also appointed to serve as the non-executive Chairperson of the Company’s board of directors. Ms. Powers has served as managing director of Toucan Capital Corporation, a provider of venture capital since 2001. She has over 15 years’ experience in corporate finance and restructurings, mergers and acquisitions joint ventures and intellectual property licensing. Ms. Powers is a Board member of Moffitt Technology Corporation, a for-profit arm of Moffitt Cancer Center (3rd largest cancer center in US), a Board member of the Trudeau Institute, well known for its specialization in immunology, and the Chair of the Maryland Stem Cell Research Commission, administering the state’s stem cell funding program. Ms. Powers has been appointed to three Governors’ commissions created to determine how to build the respective states’ biotech and other high-tech industries. She served as the Deputy Assistant Secretary of Commerce in the Bush, Sr. Administration. She was co-lead negotiator for the U.S. on the North American Free Trade Agreement financial sector agreement, which opened banking, securities, insurance, pension fund and related opportunities in Canada and Mexico. Ms. Powers serves on the steering committee of the National Academy of Sciences evaluating Federal grant programs, and on the Advisory Board of the US Department of Commerce NIST Advanced Technology Program. Ms. Powers also serves on the boards of directors of six biotech companies. Ms. Powers holds a B.A. (Woodrow Wilson School/Economics) from Princeton University, where she graduated magna cum laude and Phi Beta Kappa. She also earned a JD degree, magna cum laude, from Harvard Law School.

Contractual Arrangement Regarding Ms. Powers’ Appointment
     Ms. Powers has been appointed to the board of directors pursuant to a contractual arrangement with the Company. In connection with the sale of Series A Preferred Stock to Toucan Capital in 2005, the Company and Toucan Capital entered into an amendment to the Recapitalization Agreement as defined below. The amendment prevented the Company from changing the number of its authorized directors without the consent of the holders of majority of the shares of Series A Preferred Stock, of which Toucan Capital is the sole holder, and permitted the holders of a majority of the shares of Series A Preferred Sock to cause the Company to increase the total number of directors up to a maximum of seven. The amendment also provided that any such newly created directorships would be designated by the holders of a majority of the shares of Preferred Stock to be filled by either: (i) an outside director with significant industry experience, who is reasonably acceptable to the holders of a majority of the Preferred Stock, to be elected by the holders of the Company’s Common Stock (which may, subject to applicable law, the Company’s certificate of incorporation or bylaws, be filled initially by vote of the remaining director(s)) (a “Common Directorship”); or (ii) a director to be designated by the holders of a majority of the Preferred Stock (a “Preferred Directorship”), subject to the limitation that no more than four (4) directorships shall be designated as Preferred Directorships, no more than two (2) directorships shall be designated as Common Directorships, and one (1) director shall be the chief executive officer of the Company. The newly created directorship has been designated as a Preferred Directorship and Toucan Capital has designated Ms. Powers to fill this directorship.
Relationships with Dr. Boynton and Ms. Powers
     In the last four years, the Company has engaged in a number of transactions with Dr. Boynton and affiliates of Ms. Powers, which are described in greater detail below.
Recapitalization
     In the beginning of 2002, we recognized that we did not have sufficient working capital to fund our operations beyond 12 months and needed to raise additional capital from third parties in order to continue our clinical and research programs. In April 2002, we retained an investment bank to assist us in raising capital. Due to the economic climate in 2002 and declining stock prices of biotechnology companies in general, as well as our own stock price, we were unable to raise additional capital. In July 2002 we retained an additional investment banking firm to assist us in exploring various strategic options including raising additional capital, licensing our technology to a third party, or merging with another company. We contacted over 50 biotechnology companies and over 20 large pharmaceutical companies in an attempt to explore these options without success.
     From September 2002 through approximately September 2003, we reduced our staff from 67 to 8 employees, withdrew our investigational new drug application, or IND, for our Phase III clinical trial for hormone refractory prostate cancer and our IND for our Phase I trial for non-small cell lung cancer from the U.S. Food and Drug Administration, or FDA, and inactivated our Phase II clinical trial for brain cancer, which remained open with the FDA. In addition, we moved our corporate headquarters several times, each time to smaller facilities in order to reduce our monthly rent expense. During this time, we attempted to obtain capital from various sources, but were not successful. On November 13, 2003, we borrowed $335,000 from members of our management, pursuant to a series of convertible promissory notes (and associated warrants to purchase an aggregate of approximately 3.7 million shares of our stock at $0.04 per share).
     Beginning in 2004, we undertook a significant recapitalization whereby we have raised an aggregate of approximately $17.0 million in gross proceeds from issuances of debt and equity through a series of private placements. These financings included:

•	the issuance of a series of convertible promissory notes to Toucan Capital Fund II, L.P. (“Toucan Capital”), a venture capital fund with which Ms. Powers is affiliated. The convertible promissory notes were in an aggregate principal amount of approximately $6.75 million (and associated warrants) from February 2004 through September 2005. The first $1.1 million of the $6.75 million carried 300% warrant coverage and thereafter the notes carried 100% warrant coverage. The notes accrued interest at 10% per annum from the respective original issuance dates of the notes;

•	the sale of 32,500,000 shares of Series A Preferred Stock to Toucan Capital for aggregate gross proceeds of approximately $1.3 million (and associated warrants to purchase an aggregate of 13 million shares of Series A Preferred Stock at an exercise price of $0.04 per share) in January 2005;

•	the issuance of convertible promissory notes to Toucan Partners, LLC (“Toucan Partners”), an affiliate of Toucan Capital and Ms. Powers, in aggregate principal amount of $950,000 (and associated warrants) from November 2005 through March 2006. These notes and associated warrants were amended and restated in April 2007 to conform to the terms of the 2007 Convertible Notes (defined below) and the 2007 Warrants (defined below). These notes accrue interest at 10% per annum from the respective original issuance dates of the notes;

•	a series of cash advances from Toucan Partners, pursuant to which the Company raised an aggregate principal amount of $3.15 million between October 2006 through April 2007. In April 2007, these cash advances were converted into a new series of convertible promissory notes (and associated warrants) (collectively the “2007 Convertible Notes” and “2007 Warrants”) that accrue interest at 10% per annum from their respective original cash advance dates. Although these notes are convertible, the conversion terms will not be fixed until a future date at Toucan Partners’ election. The outstanding principal and accrued interest under the 2007 Convertible Notes may be converted (in whole or in part) on conversion terms to be negotiated by us and Toucan Partners. These notes carry warrant coverage of 100%. The number of warrant shares issuable upon exercise of each 2007 Warrant will be equal to the number of shares that would be issuable if Toucan Partners elected to convert the principal and accrued interest on the corresponding 2007 Convertible Notes determined as of the date of repayment or conversion of such 2007 Convertible Note. The exercise price of each 2007 Warrant will be equal to the conversion price of the corresponding 2007 Convertible Note. Accordingly, both the number of shares issuable upon exercise of the warrants and the exercise price of the 2007 Warrants are currently unknown;

•	a cash advance in the amount of $225,000 received from Toucan Partners in May 2007. We are presently negotiating with Toucan Partners the terms pursuant to which this advance will be required to be repaid; and

•	the sale of approximately 39.5 million shares of Common Stock (and associated warrants to purchase an aggregate of approximately 19.7 million shares of Common Stock at an exercise price of $0.14 per share) to certain accredited investors (the “PIPE Financing”) unrelated to the Company or to Toucan for aggregate net cash proceeds of approximately $5.1 million in April 2006.
     In April 2006, Toucan Capital elected to convert all of its then outstanding promissory notes, including all accrued interest thereon, into a newly designated series of Preferred Stock, Series A-1 Preferred Stock, in accordance with the terms of the notes, at a conversion price of $1.60 per share. The Series A-1 Preferred Stock is substantially identical to the Company’s Series A Preferred Stock with the exception of the issuance price per share and liquidation preference per share (which are $1.60 per share, rather than $0.04 per share in the case of Series A Preferred Stock) and the ratio at which the shares are convertible into Common Stock (which is 1-for-40, or 1 share of Series A-1 Preferred Stock for 40 shares of Common Stock, rather than 1-for-1 in the case of Series A Preferred Stock).

     Simultaneously with Toucan Capital’s loan conversion, Dr. Boynton elected to convert the principal and accrued interest on his convertible loan into 2,195,771 shares of our Common Stock, and in conjunction with the PIPE Financing, exercised his warrants (200% warrant coverage) on a net exercise basis for 1,895,479 shares of our Common Stock, respectively.
     The warrants held by Toucan Capital and Toucan Partners described above are fully vested and exercisable subject to negotiation of final terms and generally have an exercise period of seven years from their respective dates of issuance.
     The investments made by Toucan Capital and Toucan Partners were made pursuant to the terms and conditions of a recapitalization agreement originally entered into on April 26, 2004 between the Company and Toucan Capital. The recapitalization agreement, as amended, originally contemplated the investment of up to $40 million through the issuance of new securities to Toucan Capital and a syndicate of other investors to be determined.
     We and Toucan Capital amended the recapitalization agreement in conjunction with each successive loan agreement. The amendments generally (i) updated certain representations and warranties of the parties made in the recapitalization agreement, and (ii) made certain technical changes in the recapitalization agreement in order to facilitate the bridge loans described therein.
     As of May 17, 2007, Toucan Capital has beneficial ownership of approximately 84.7% of our outstanding Common Stock on an as-converted-to-Common Stock basis. Such amounts include the effects of recent amendments to the Toucan Partners convertible promissory notes in an aggregate principal amount of $950,000 and associated warrants that were originally exercisable for 9,500,000 shares of our Common Stock which resulted in such notes and warrants no longer being convertible or exercisable for a determinable number of shares. Accordingly, the amounts exclude any shares issuable to Toucan Partners pursuant to these amended and restated convertible promissory notes and associated warrants. The amounts also exclude any shares issuable to Toucan Partners pursuant to the 2007 Convertible Notes and 2007 Warrants, as these are not currently convertible or exercisable for a determinable number of shares. Toucan Capital and Toucan Partners each has a right of first refusal to participate in our future issuances of debt or equity securities.
Cognate BioServices
     On July 30, 2004, we entered into a service agreement with Cognate Therapeutics, Inc. (now known as Cognate BioServices, Inc. or Cognate), a contract manufacturing and services organization in which Toucan Capital has a majority interest. In addition, two of the principals of Toucan Capital, including Ms. Powers, are members of Cognate’s board of directors. Under the agreement we agreed to utilize Cognate’s services for an initial two-year period, related primarily to manufacturing DCVax® product candidates, regulatory advice, research and development preclinical activities and managing clinical trials. The agreement expired on July 30, 2006. However, we continue to utilize Cognate’s services as of the date of this report generally under the same terms as set forth in the expired agreement. We recognized approximately $3.5 million and $2.4 million of research and development costs related to this agreement in 2005 and 2006, respectively. As of December 31, 2006 we owed Cognate $2.2 million for services rendered pursuant to us. Thus far in 2007, we have incurred approximately $750,000 in costs related to Cognate’s services and anticipate incurring approximately $300,000 per month for Cognate’s services rendered going forward, although this amount could increase with any increase in the number of patients being treated with DCVax®.
     On May 17, 2007 we entered into a new agreement with Cognate, as described in Item 1.01 of this report. The information contained in Item 1.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
     In conjunction with the Company’s proposed placement of its common stock with foreign institutional investors as further described in Item 8.01 of this Current Report on Form 8-K, the following information is being made available to potential investors. The Company is disclosing this information to comply with its obligations under Regulation FD of the Securities Act of 1933.
European Securities Market Listing
     In conjunction with the Company’s proposed placement of its common stock with foreign institutional investors as further described in Item 8.01 of this Current Report on Form 8-K, the Company intends to apply for admission of its common stock to trading on a European securities market. The Company cannot provide assurance that the proposed placement of its common stock with foreign institutional investors will be completed or that the Company’s common stock will be successfully listed on a European securities market.
DCVax®-Brain
The Company has received orphan drug status in the United States and the European Union for its DCVax®-Brain product candidate applicable to gliomas, a form of brain tumor including Glioblastoma multiforme, the most lethal form of brain cancer. Orphan status in the United States entitles the Company seven years of market exclusivity for the particular indication, subject to certain limited exceptions, with respect to other products containing the same active pharmaceutical ingredient, and certain tax loss carry forward provisions. Orphan status in the European Union entitles the Company to ten years of market exclusivity for the particular indication, subject to certain limited exceptions.
DCVax®-Prostate
Additional data from the Company’s Phase I/II DCVax®-Prostate clinical trial in 33 patients with non-metastatic and metastatic hormone independent prostate cancer indicates the following. Of a total of 33 patients who have been treated in this trial, 12 were non-metastatic hormone independent prostate cancer patients (group A) and 21 were metastatic hormone independent prostate cancer patients (group B). In group A, there has been an increase in survival from 36 months for standard of care treated patients to >54 months for DCVax®-Prostate treated patients. The median had not yet been reached as of the end of 2005. The natural history of prostate cancer indicates that patients with rising PSA values while on hormone treatment progress to metastatic disease on average in about 28-36 weeks, dependent upon several prognostic factors such a PSA velocity, time on anti-androgen therapy and nadir PSA while on anti-androgen therapy. In Group A, the non-metastatic group of patients (n=12), none had progressed at 28 weeks and only half had progressed at 59 weeks. The delay of progression to metastatic disease during long-term follow-up of this subset of patients appears correlated with stabilization of PSA levels. This is the patient population that the Company will focus on in the Phase III clinical trial. In group B, there was an increase in median overall survival from about 19-21 months for standard of care, which includes taxotere + prednisone, to 38.7 months for DCVax®-Prostate treated patients. Patients in this study had a greater than six-fold chance of being alive at 36 months compared to patients treated with the standard of care.
The data also indicates a specific Prostate Specific Membrane Antigen (“PSMA”) antibody response, and a specific and strong T cell response to PSMA in about 85% of the patients treated with DCVax®-Prostate. The Company believes that the administration of DCVax®-Prostate may enhance progression free survival relative to placebo, delay the development of symptomatic disease and increase overall survival.
The Company currently intends to carry out two Phase III clinical trials in non metastatic hormone independent prostate cancer patients with about 300 patients per trial and will seek from the FDA a Special Protocol Assessment.

Commercialization strategy
Subject to applicable regulatory approvals the Company currently intends to commercialize its DCVax®-Brain product initially outside of the United States. The Company has filed in Switzerland for Authorization for Use with the Swiss Institute of Public Health for treatment of patients with brain cancer in selected centers. The Company also plans to submit an application for DCVax®-Brain in India and potentially in Israel and Mexico as well. The Company anticipates the completion of its pivotal Phase II DCVax®-Brain clinical trail in late 2008/2009. Pending clinical outcome the Company may submit in 2009 a Biological License Application to the United States Food and Drug Administration and a Marketing Authorization Application in the European Union. In addition, the Company plans to pursue early marketing opportunities in countries outside of the United States for metastatic brain cancer in 2009 and for other cancers in 2010.
Item 8.01. Other Events.
On May 21, 2007, the Company issued a press release in compliance with Rule 135c of the Securities Act of 1933 relating to the Company’s proposed placement of its common stock with foreign institutional investors, subject to market and other customary conditions. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
The following are filed as exhibits to this report:
10.1	Northwest Biotherapeutics DCVax®-Brain Services Agreement with Cognate BioServices, Inc. dated May 17, 2007*.

99.1	Northwest Biotherapeutics, Inc. press release dated May 21, 2007.

*	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.
	By	/s/ Alton Boynton
Alton L. Boynton
President and Chief Executive Officer

May 21, 2007